EXHIBIT 1.6

EXECUTION VERSION

K. HOVNANIAN ENTERPRISES, INC.

90,000 6.00% Exchangeable Note Units

UNDERWRITING AGREEMENT

September 19, 2012

J.P. MORGAN SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the Several Underwriters,

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

Ladies and Gentlemen:

1. Introductory.  K. Hovnanian Enterprises, Inc., a California corporation (“Hovnanian” or the “Issuer”), a wholly-owned subsidiary of Hovnanian Enterprises, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) 90,000 6.00% Exchangeable Note Units (the “Units”) of the Company and Hovnanian (“Underwritten Securities”) and also propose to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 10,000 Units (“Optional Securities”) as set forth below.  The Underwritten Securities and the Optional Securities are herein collectively called the “Securities”.  Each Security has a stated amount of $1,000 (the “Stated Amount”) and consists of (1) a senior exchangeable note with a maturity date of December 1, 2017 (the “Exchangeable Notes”), issued by Hovnanian and to be guaranteed (collectively, the “Exchangeable Notes Guarantees”) by the Company and the subsidiary guarantors listed on Schedule B hereto (together with the Company, the “Exchangeable Notes Guarantors”), which will have an initial principal amount of $768.51 and will accrete at a rate of 5.17% per year, and which will be initially exchangeable for 185.5288 shares of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”) (subject to adjustment) and (2) a senior amortizing note with a final installment payment date of December 1, 2017 (the “Amortizing Notes”) issued by Hovnanian and to be guaranteed (collectively, the “Amortizing Notes Guarantees”) by the Company and the subsidiary guarantors listed on Schedule B hereto (together with the Company, the “Amortizing Notes Guarantors”), each of which will have an initial principal amount of $231.49 and will pay equal quarterly cash installments of $30.00 (except for the installment payment on June 1, 2013, which will be $39.83), which in the aggregate would be equivalent to 6.00% per year on the Stated Amount per Security.  The Exchangeable Notes Guarantees and the Amortizing Notes Guarantees are herein collectively called the “Guarantees”, and the Exchangeable Notes Guarantors and the

Amortizing Notes Guarantors are herein collectively called the “Guarantors”.  All references herein to the Securities include references to the Exchangeable Notes and the Amortizing Notes, comprising the Units, and the Guarantees, unless the context otherwise requires.

The Exchangeable Notes will be issued pursuant to an indenture, dated as of February 14, 2011 (the “Base Indenture”), among the Company, Hovnanian, the subsidiary guarantors party thereto, and Wilmington Trust, National Association (f/k/a Wilmington Trust Company), as trustee (the “Base Indenture Trustee”), as supplemented by that certain supplemental indenture, among Hovnanian, the Exchangeable Notes Guarantors and Wilmington Trust, National Association, as trustee (the “Exchangeable Notes Trustee”), dated as of the Closing Date (the “Exchangeable Notes Supplemental Indenture” and, together with the Base Indenture, the “Exchangeable Notes Indenture”).  The Exchangeable Notes will be unconditionally guaranteed by the Exchangeable Notes Guarantors.

The Amortizing Notes will be issued pursuant to the Base Indenture, as supplemented by that certain supplemental indenture, among Hovnanian, the Amortizing Notes Guarantors and Wilmington Trust, National Association, as trustee (the “Amortizing Notes Trustee” and, together with the Exchangeable Notes Trustee, the “Trustees”), dated as of the Closing Date (the “Amortizing Notes Supplemental Indenture” and, together with the Base Indenture, the “Amortizing Notes Indenture”).  The Amortizing Notes will be unconditionally guaranteed by the Amortizing Note Guarantors.  The Exchangeable Notes Supplemental Indenture and the Amortizing Notes Supplemental Indenture are herein collectively called the “Supplemental Indentures”.  The Exchangeable Notes Indenture and the Amortizing Notes Indenture are herein collectively called the “Indentures”.  The Units will be issued pursuant to the Units Agreement (the “Units Agreement”), dated as of the Closing Date, among the Company, Hovnanian, Wilmington Trust, National Association, as units agent and attorney-in-fact for the holders of the Securities (the “Units Agent”) and the Trustees. This Agreement, the Securities, the Units Agreement and the Indentures are referred to herein collectively as the “Securities Documents.”

Each of the Company, Hovnanian and each Guarantor hereby agrees with the several Underwriters as follows:

2. Representations and Warranties of the Company and Hovnanian.  Each of the Company and Hovnanian, jointly and severally, represents and warrants to, and agrees with the several Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-173365) relating to the Securities, the Underlying Common Stock (as defined below), the Exchangeable Notes and the Amortizing Notes, including a base prospectus dated April 18, 2011 (the “Base Prospectus”), has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and has been declared effective under the Act. For purposes of this agreement (the “Agreement”), “Effective Date” means the “effective date of the registration statement” (within the meaning of Rule 158(c) under the Act) of the Registration Statement or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement. Such registration statement, as amended at the Effective Date, including the information, if any, deemed pursuant to Rule 430B under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is hereinafter referred to as the “Registration Statement.” The term “Preliminary Prospectus” means each preliminary prospectus supplement to the Base Prospectus which is used in connection with the offering of the Securities prior to the filing of the Prospectus, together with the Base Prospectus, and the term “Prospectus” means the prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities, together with the Base Prospectus.  Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. As of the Effective Date, the Issuer and the Company were eligible to use Form S-3 under the Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Issuer or the Company or related to the offering shall have been instituted or, to the knowledge of the Company or Hovnanian, shall be contemplated by the Commission.

(b) At or prior to 8:45 P.M. on September 19, 2012 (the “Time of Sale”), the Issuer had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 18, 2012, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Schedule C hereto.

(c) The Time of Sale Information, when taken together as a whole, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Hovnanian in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.

(d) Other than the Preliminary Prospectus and the Prospectus, the Issuer and the Company (including their agents and representatives, other than the Underwriters in their capacity as such) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, Hovnanian or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule C hereto, each electronic road show and other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Company make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Hovnanian in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(e) (i) On the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Act (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) under the Act, the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act, the Rules and Regulations and neither of the Registration Statement or the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading except that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company or Hovnanian by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(f) The documents incorporated by reference in the Time of Sale Information and the Prospectus, at the time they were or hereafter are filed with the Commission and except as otherwise subsequently disclosed therein, complied and will comply in all material respects with the requirements of the 1934 Act and, when read together and with the other information in the Time of Sale Information and the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(g) Each of the Company and its subsidiaries has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power, or its equivalent in the case of a limited partnership or limited liability company, and authority to carry on its business as described in the Time of Sale Information and the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) All outstanding shares of capital stock of the Company and Hovnanian have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Time of Sale Information; all outstanding shares of capital stock of the Company and Hovnanian are validly issued and are fully paid, non-assessable and except, for the avoidance of doubt, with respect to the Company’s Rights Plan, as disclosed in the Time of Sale Information, not subject to any preemptive or similar rights.

(i) All of the outstanding shares of capital stock of each of Hovnanian’s direct and indirect subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and such shares that are owned by the Company are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”) other than Liens securing obligations under (A) Hovnanian’s 2.00% Senior Secured Notes due 2021 and 5.00% Senior Secured Notes due 2021 issued pursuant to the indenture, dated as of November 1, 2011, by and among the Company, Hovnanian, the other guarantor’s named therein and Wilmington Trust, National Association (f/k/a Wilmington Trust Company), as trustee, (B) Hovnanian’s 10 5/8% Senior Secured Notes due 2016 issued pursuant to the indenture, dated as of October 20, 2009, by and among the Company, Hovnanian, the other guarantors named therein and Wilmington Trust, National Association, as trustee (f/k/a Wilmington Trust Company) (the “Existing First Lien Notes”), (C) on the Closing Date, the Secured Notes and the related guarantees offered concurrently with the Securities, as described in the Time of Sale Information and (D) “Permitted Liens” as defined in such aforementioned indentures.

(j) This Agreement has been duly authorized, executed and delivered by the Company, Hovnanian and each other Guarantor.

(k) Each of the Company, Hovnanian and each other Guarantor has all requisite corporate power and authority to execute, deliver and perform all of its obligations under each of the Securities Documents to which it is a party and to consummate the transactions contemplated by each of the Securities Documents to which it is a party to be consummated on its part and, without limitation, the Company, Hovnanian and each other Guarantor have all requisite corporate power and authority to issue, sell and deliver the Securities, and the Company has all requisite corporate power and authority to deliver the shares of Common Stock deliverable upon exchange of the Exchangeable Notes pursuant to the terms thereof (the “Underlying Common Stock”). Each of the Company, Hovnanian and each other Guarantor has duly authorized the execution, delivery and performance of each of the Securities Documents to which it is a party. The Securities Documents conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus.

(l) The Units Agreement, when duly executed and delivered by the Company and Hovnanian (assuming the due authorization, execution and delivery thereof by the Units Agent and the Trustees), will be a legally binding and valid obligation of each of the Company and Hovnanian, enforceable against each of the Company and Hovnanian in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(m) The Base Indenture has been duly authorized, executed and delivered by Hovnanian and each of the Guarantors and, as of the Closing Date, each of the Supplemental Indentures will have been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto.  When the applicable Supplemental Indenture has been duly executed and delivered by Hovnanian and each of the Guarantors, and, assuming that such Supplemental Indenture is a valid and binding obligation of the applicable Trustee, each Indenture will be a valid and binding agreement of Hovnanian and each Guarantor, enforceable against Hovnanian and each Guarantor in accordance with the terms of the applicable Indenture except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(n) The Exchangeable Notes Indenture has been duly qualified under the Trust Indenture Act with respect to the Exchangeable Notes, and the Amortizing Notes Indenture has been duly qualified under the Trust Indenture Act with respect to the Amortizing Notes.

(o) The Units have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Issuer.  When the Units have been issued, executed and authenticated in accordance with the provisions of the Units Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Units will be entitled to the benefits of the Units Agreement, and will be valid and binding obligations of the Issuer and the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  On the Closing Date, the Units will conform as to legal matters to the description thereof contained in the Time of Sale Information and the Prospectus.

(p) The Amortizing Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by Hovnanian.  When the Amortizing Notes have been issued, executed and authenticated in accordance with the provisions of the Amortizing Notes Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Amortizing Notes Indenture, and will be valid and binding obligations of Hovnanian, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  On the Closing Date, the Amortizing Notes will conform as to legal matters to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

(q) The Exchangeable Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by Hovnanian.  When the Exchangeable Notes have been issued, executed and authenticated in accordance with the provisions of the Exchangeable Notes Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Exchangeable Notes will be entitled to the benefits of the Exchangeable Notes Indenture and will be valid and binding obligations of Hovnanian, enforceable against Hovnanian in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  On the Closing Date, the Exchangeable Notes will conform as to legal matters to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

(r) The Guarantee to be endorsed on each of the Exchangeable Notes and the Amortizing Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor.  When each of the Exchangeable Notes and the Amortizing Notes have been issued, executed and authenticated in accordance with the applicable Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the applicable Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the applicable Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with the terms of such Indenture, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  On the Closing Date, the Guarantees to be endorsed on the Exchangeable Notes and the Guarantees to be endorsed on the Amortizing Notes will conform as to legal matters, in each case, to the description thereof contained in the Time of Sale Information and the Prospectus.

(s) The maximum number of shares of Underlying Common Stock deliverable upon exchange of the Exchangeable Notes (including the maximum number of additional shares of Common Stock that may be deliverable upon exchange of the Exchangeable Notes in connection with a make-whole fundamental change) (the “Maximum Number of Underlying Securities”)  have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon exchange of the Exchangeable Notes in accordance with the terms of the Exchangeable Notes and the Exchangeable Notes Indenture, will be validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar right.

(t) None of the Company or any of its direct or indirect subsidiaries is in violation of its respective charter or by-laws or applicable organizational documents, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(u) The execution, delivery and performance of this Agreement and each of the other Securities Documents, the compliance by the Company, Hovnanian and each of the Guarantors, as applicable, with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Units by the Company and Hovnanian, the issuance of the Exchangeable Notes by Hovnanian, the delivery of any Underlying Common Stock by the Company upon exchange of the Exchangeable Notes in accordance with the terms of the Exchangeable Notes and Exchangeable Notes Indenture, the issuance of the Amortizing Notes by Hovnanian and the issuance of the Guarantees by each of the Guarantors, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such consents as have been obtained under the Act and the Trust Indenture Act and except as may be required under securities or Blue Sky laws of the various states and under the 1934 Act), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or applicable organizational documents of the Company, Hovnanian or any Guarantor or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole to which the Company, Hovnanian or any of the Guarantors is a party or by which the Company, Hovnanian or the Guarantors or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound other than as described in the Time of Sale Information and the Prospectus, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

(v) Except as disclosed in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

(w) Except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has (i) violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), and, to the knowledge of the Company and Hovnanian, there are no pending or threatened liabilities relating to Environmental Laws, (ii) violated any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (iii) violated any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except, with respect to (i) and (ii) for such violations or liabilities, as the case may be, which, singly or in the aggregate, would not have a Material Adverse Effect.

(x) Hovnanian, the Company and each of their subsidiaries maintains insurance covering their properties, assets, operations, personnel and businesses, and, in the good faith estimate of management, such insurance is of such type and in such amounts as is in accordance with customary industry practice in the locations where Hovnanian, the Company and each subsidiary conduct operations, taking into account the costs and availability of such insurance.

(y) The Company and its officers and directors, in their capacities as such, are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(z) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company’s internal control over financial reporting is effective in all material respects to perform the functions for which it was established and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(aa) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of the Common Stock or any “reference security” of the Company or Hovnanian (as defined in Rule 100 under the Act) to facilitate the sale or resale of the Securities in connection with the offering contemplated hereby.

(cc) Except as disclosed in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect.

Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(dd) Deloitte & Touche LLP, which has certified financial statements incorporated by reference in the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company, Hovnanian and the Guarantors as required by the Act and the 1934 Act and the rules and regulations of the Public Company Accounting Oversight Board.

(ee) The historical financial statements, together with related notes, incorporated by reference from the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q in the Prospectus, Time of Sale Information and the Registration Statement (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the documents incorporated by reference in the Prospectus, Time of Sale Information and the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Prospectus, Time of Sale Information and Registration Statement (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; and such financial statements, together with related notes incorporated by reference in the Prospectus, Time of Sale Information and Registration Statement (and any amendment or supplement thereto) meet the requirements of the Rules and Regulations and the 1934 Act.

(ff) Each of Hovnanian and the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(gg) None of the Company, Hovnanian or any other Guarantor or any of their respective subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(hh) No “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the 1934 Act) (i) has indicated to the Company or Hovnanian that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook (other than a positive change) for any rating of Hovnanian, any Guarantor or any securities of the Company or Hovnanian and (ii) rates the debt of any subsidiary of the Company (other than Hovnanian).

(ii) Since the respective dates as of which information is given in the Prospectus and Time of Sale Information except as disclosed in the Prospectus and Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the

Company or any of its subsidiaries, and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

(jj) Neither the Company nor Hovnanian is an ineligible issuer, as defined under the Act, at the times specified in the Act in connection with the offering of the Securities.  The Company or Hovnanian has paid the registration fee for this offering as required under the Act.

(kk)  The Company is subject to Section 13 or 15(d) of the Exchange Act.

Any certificate signed by any officer of the Company or Hovnanian and delivered to the Representatives or counsel for the Underwriters pursuant to the last sentence of Section 3(d) or Section 7 of this Agreement shall be deemed a representation and warranty by the Company or Hovnanian, as applicable, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of the Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and Hovnanian agree to sell to the Underwriters the Underwritten Securities and the Underwriters agree, severally and not jointly, to purchase from the Company and Hovnanian, the respective number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule A hereto at a purchase price of $970 per Unit.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and Hovnanian hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 10,000 Units of Optional Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised in whole or in part upon written or telegraphic notice by the Representatives to the Company setting forth the number of Optional Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total number of Optional Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Units.

(c) Delivery of and payment for the Underwritten Securities and the Optional Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before 4:30 P.M. on the third business day immediately preceding the Closing Date) shall be made on October 2, 2012 at 10:00 A.M. or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters in such names and in such denominations as the Representatives shall request against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  The certificates for the Securities will be made available for checking at the office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date or the time and date for payment for the Optional Securities as the case may be

(d) If the option provided for in Section 3(b) hereof is exercised after 4:30 P.M. on the third business day immediately preceding the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Representatives, at the offices of Davis Polk & Wardwell LLP, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option, unless said option is exercised after 4:30 P.M. in which case such date shall be within four business days of said option, but which shall in no event be later than the 13th day from, and including, the Closing Date) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Optional Securities, and the obligation of the Underwriters to purchase the Optional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and Hovnanian.  The Company and Hovnanian agree with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable, subparagraph (5)) of Rule 424(b) under the Act not later than the second business day following the execution and delivery of this Agreement and will file any Free Writing Prospectus pursuant to and in accordance with Rule 433 under the Act within the required time period.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) or Rule 433 under the Act.

(b) The Company and the Issuer will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, Time of Sale Information or the Prospectus and the Issuer and the Company will not effect such amendment or supplement without the Representatives’ consent (such consent not to be unreasonably withheld); and the Issuer and the Company will also advise the Representatives promptly of the effectiveness of any amendment or supplement of the Registration Statement, Time of Sale Information or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, as it may be amended or supplemented, proceeding under Section 8A of the Act, and will use their reasonable best efforts to prevent the issuance of any such stop order or objection and to obtain as soon as possible its lifting or withdrawal, if issued.

(c) Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) If, at any time when a prospectus relating to the Securities is required to be (or but for the exemption in Rule 172 under the Act would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Time of Sale Information, Prospectus or any Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Time of Sale Information, Prospectus or any Free Writing Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at the Company’s own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 60th day after the end of such fourth fiscal quarter.

(f) The Company will furnish to the Representatives copies of the Registration Statement (one of which will be signed and will include all exhibits), if requested by the Representatives, each related Preliminary Prospectus, and, so long as a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents and each Free Writing Prospectus, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished as soon as practicable but in no event later than the second business day following the execution and delivery of this Agreement.  All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) The Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that none of the Company, Hovnanian or any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Registration Statement and the Prospectus, in any jurisdiction in which it is not now so subject.

(h) So long as any Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of the annual report to stockholders for such year; and so long as any Securities remain outstanding, the Company or Hovnanian will furnish to the Representatives (i) during any period in which the Company is not subject to Section 13 or 15(d) of the 1934 Act, as soon as practicable, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

(i) The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company, Hovnanian and the Guarantors under the Securities Documents, including any filing fees and other expenses (including fees and disbursements of counsel to the Company) incurred in connection with qualification of the Securities for sale under the securities or blue sky laws of the various states, any fees charged by investment rating agencies for the rating of the Securities, any travel expenses of the Company’s officers and employees and any other expenses of the Company, Hovnanian or the Guarantors in connection with attending or hosting meetings with prospective purchasers of the Securities and expenses incurred in distributing the Prospectus, any Free Writing Prospectus and any Time of Sale Information (including any amendments and supplements thereto) to the Underwriters.

(j) The Company will not, without the prior written consent of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until after 90 days from the date hereof, except for (i) the registration of the Securities and the sales to the Underwriters pursuant to this Agreement, (ii) the issuance and sale of Common Stock or options exercisable into Common Stock pursuant to any employee benefit or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Time of Sale and (iii) the issuance of Common

Stock upon exchange of the Exchangeable Notes or the conversion of securities or the exercise of warrants outstanding at the Time of Sale.

(k) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(l) The Issuer will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule D hereto and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.

(m) The Company will reserve and keep available at all times, free of preemptive rights (for the avoidance of doubt, other than those rights provided to holders of Common Stock pursuant to the Company’s Rights Plan, as described in the Time of Sale Information), the Maximum Number of Underlying Securities.

(n)  The Issuer and the Company will use their reasonable best efforts to cause the Underlying Common Stock to be listed and admitted and authorized for trading on the New York Stock Exchange within 30 days of the Closing Date, and to provide satisfactory evidence of such actions to the Representatives.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) Unless it has obtained the prior written consent of the Company, it has not made and unless it will obtain the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the information contained in any Free Writing Prospectus referred to in Schedule C hereto.

(b) It has not and will not distribute any Underwriter Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination.  For purposes of this Section 6(b), “Underwriter Free Writing Prospectus” shall mean a “free writing prospectus” that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus.

(c) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy when made and on the Closing Date of the representations and warranties on the part of the Company and Hovnanian herein, to the accuracy of the statements of the Company, Hovnanian and Guarantor officers made pursuant to the provisions hereof, to the performance by the Company, Hovnanian and each Guarantor in all material respects of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received, on the date hereof and on the Closing Date, a letter dated such date, in form and substance satisfactory to you, from Deloitte & Touche LLP, an independent registered public accounting firm with respect to the Company, containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Information.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company, Hovnanian or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise that, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company or Hovnanian by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Hovnanian or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or Hovnanian has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Hovnanian or the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States if, in the reasonable judgment of the Representatives, the effect of such disruption makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

(d) The Representatives shall have received an opinion of Michael Discafani, Esq., Vice President and Corporate Counsel of the Company, dated the Closing Date, substantially to the effect as set forth in Exhibit A.

(e) The Representatives shall have received an opinion and a negative assurance statement, dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, substantially to the effect as set forth in Exhibits B-1 and B-2, respectively.

(f) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Representatives shall have received a certificate, dated the Closing Date and signed by J. Larry Sorsby, in his capacity as Executive Vice President and Chief Financial Officer of the Company (i) confirming the matters set forth in Sections 2(hh) and 2(ii), (ii) confirming that all the representations and warranties of the Company and Hovnanian contained herein are true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, (iii) that, in all material respects, the Company and Hovnanian have complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company and Hovnanian on or prior to the Closing Date, (iv) to his knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or are contemplated by the Commission and (v) since the date of the most recent financial statements incorporated by reference in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(h) The Representatives shall have received lockup letters in the form of Exhibit D hereto from each of the executive officers and directors of the Company.

(i) The Company, Hovnanian, the Units Agent and the Trustees shall have executed and delivered the Units Agreement and the Underwriters shall have received copies, conformed as executed, thereof.

(j) Hovnanian, the Guarantors and the applicable Trustee shall have executed and delivered each of the Supplemental Indentures and the Underwriters shall have received copies, conformed as executed, thereof.

(k) An application for listing the Underlying Common Stock shall have been submitted to the New York Stock Exchange and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) The Representatives shall have received a certificate of the chief financial or chief accounting officer of the Company, dated as of the date hereof and as of the Closing Date, substantially in the form of Exhibit E hereto.

(m) The indenture governing the Existing First Lien Notes shall have been discharged.

(n) The offering of Secured Notes, as described in the Time of Sale Information, shall have been consummated.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) The Company, Hovnanian and each of the Guarantors will jointly and severally indemnify and hold harmless each Underwriter, its partners, directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which any Underwriter may become subject, under the Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, Hovnanian and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company or Hovnanian by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, Hovnanian, each Guarantor and their respective directors and officers and each person, if any, who controls the Company, Hovnanian or any Guarantor within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company, Hovnanian or the Guarantors may become subject, under the Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or Hovnanian by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: the second sentence of the sixth paragraph and the ninth through eleventh paragraphs under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or Hovnanian’s failure to perform its obligations under Section 5(f) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or 8(b) hereof, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a) or 8(b) hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a) or 8(b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or 8(b) hereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Hovnanian and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Hovnanian and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, Hovnanian and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, Hovnanian and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Hovnanian and the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company, Hovnanian and the Guarantors under this Section 8 shall be in addition to any liability that the Company, Hovnanian and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company, Hovnanian and each Guarantor and to each person, if any, who controls the Company, Hovnanian or any Guarantor within the meaning of the Act or the 1934 Act.

9. Default of Underwriters. If any Underwriter or Underwriters default(s) in its or their obligations to purchase Securities hereunder on the Closing Date and the aggregate amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate amount of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default(s) and the number of Securities with respect to which such default or defaults occur(s) exceeds 10% of the number of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives, the Company and Hovnanian for the purchase of such Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company and Hovnanian, except as provided in Section 10 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, Hovnanian and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company or Hovnanian, the officers or directors of the Company or Hovnanian or any person controlling the Company or Hovnanian, (ii) acceptance of and payment for the Securities hereunder and (iii) termination of this Agreement.  If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 7(c)(iii), (iv) (only to the extent there is a material suspension or material limitation of trading of securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange), (v), (vi) or (vii), the Company and Hovnanian, jointly and severally, agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company and Hovnanian, jointly and severally, shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. The Company and Hovnanian, jointly and severally, also agree to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, their rights under Section 8 hereof).

11. Arm’s Length Relationship; No Fiduciary Duty.  The Company and Hovnanian acknowledge and agree that the Representatives are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as a financial advisor, agent or fiduciary to the Company and Hovnanian or any other person.  Additionally, the Representatives are not advising the Company or Hovnanian or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company or Hovnanian shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by this Agreement, and the Representatives shall have no responsibility or liability to the Company or Hovnanian with respect thereto. Any review by the Representatives of the Company, the transactions contemplated by this Agreement or other matters relating to such transactions will be performed solely for the benefit of the Representatives and shall not be on behalf of the Company or Hovnanian.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Equity Syndicate Desk, Fax: (212) 622-8358; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attn: Corporate Counsel, Fax: 212-816-7912; and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attn: LCD-IBD, Tel: 212-538-2640, Fax: 212-325-4296, or, if sent to the Company, Hovnanian or any Guarantor, will be mailed, delivered or telegraphed and confirmed to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, fax no. 732-747-6835 and confirmation number 732-747-7800, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter as set forth in Exhibit C.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, Hovnanian, the other Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

HOVNANIAN ENTERPRISES, INC.

By:	J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President, Chief Financial Officer

K. HOVNANIAN ENTERPRISES, INC.

By:	J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President, Chief Financial Officer

On behalf of each entity named in Schedule B hereto

By:	J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date first above written
J.P. MORGAN SECURITIES LLC
CREDIT SUISSE SECURITIES (USA) LLC
CITIGROUP GLOBAL MARKETS INC.

By: J.P. MORGAN SECURITIES LLC

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Moriarty
Name: Richard Moriarty
Title: Managing Director

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Katie Stein
Name: Katie Stein
Title: Director

Acting on behalf of themselves and the other several Underwriters.

[Signature Page to Underwriting Agreement]

Schedule A

Underwriter	Number of Underwritten Securities to be Purchased
J.P. Morgan Securities LLC	30,000
Citigroup Global Markets Inc.	30,000
Credit Suisse Securities (USA) LLC	30,000
Total	90,000

Schedule B

Guarantors

ARBOR TRAILS, LLC

AUDDIE ENTERPRISES, L.L.C.

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

DULLES COPPERMINE, L.L.C.

EASTERN NATIONAL TITLE AGENCY, LLC

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

FOUNDERS TITLE AGENCY, INC.

GOVERNOR’S ABSTRACT CO., INC.

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN ENTERPRISES, INC. (PARENT COMPANY)

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

K. HOV IP, II, INC.

K. HOV IP, INC.

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT 4S, LLC

K. HOVNANIAN AT ACQUA VISTA, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ARBOR HEIGHTS, LLC

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BELLA LAGO, LLC

K. HOVNANIAN AT BENSALEM, LLC

K. HOVNANIAN AT BERKELEY, L.L.C.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.

K. HOVNANIAN AT CAMERON CHASE, INC.

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR GROVE V, L.L.C.

K. HOVNANIAN AT CHARTER WAY, LLC

K. HOVNANIAN AT CHESTER I, L.L.C.

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT COASTLINE, L.L.C.

K. HOVNANIAN AT CORTEZ HILL, LLC

K. HOVNANIAN AT CRANBURY, L.L.C.

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.

K. HOVNANIAN AT EASTLAKE, LLC

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT ENCINITAS RANCH, LLC

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMBURG, L.L.C.

K. HOVNANIAN AT HAWTHORNE, L.L.C.

K. HOVNANIAN AT HERSHEY’S MILL, INC.

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT KEYPORT, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA COSTA, LLC

K. HOVNANIAN AT LA HABRA KNOLLS, LLC

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

2

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANSFIELD I, L.L.C.

K. HOVNANIAN AT MANSFIELD II, L.L.C.

K. HOVNANIAN AT MANSFIELD III, L.L.C.

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARLBORO VII, L.L.C.

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MENIFEE, LLC

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE II, INC.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MOSAIC, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT NEW WINDSOR, L.L.C.

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH HALEDON, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT OCEAN TOWNSHIP, INC

K. HOVNANIAN AT OCEAN WALK, INC.

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT OLDE ORCHARD, LLC

K. HOVNANIAN AT PARAMUS, L.L.C.

K. HOVNANIAN AT PARK LANE, LLC

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.

K. HOVNANIAN AT PIAZZA D’ORO,  L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.

3

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT RANCHO SANTA MARGARITA, LLC

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVERBEND, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SAYREVILLE, L.L.C.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOMERS POINT, L.L.C.

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SYCAMORE, INC.

K. HOVNANIAN AT THE CROSBY, LLC

K. HOVNANIAN AT THE GABLES, LLC

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PRESERVE, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

K. HOVNANIAN AT THORNBURY, INC.

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.

K. HOVNANIAN AT UPPER MAKEFIELD I, INC.

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VINELAND, L.L.C.

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WASHINGTON, L.L.C.

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WAYNE, VIII, L.L.C.

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WEST WINDSOR, L.L.C.

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

4

K. HOVNANIAN AT WILLOW BROOK, L.L.C.

K. HOVNANIAN AT WINCHESTER, LLC

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CONSTRUCTION III, INC

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN ENTERPRISES, INC.

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT CAMERON STATION, LLC

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

5

K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. HOVNANIAN HOMES OF GEORGIA, L.L.C.

K. HOVNANIAN HOMES OF HOUSTON, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OSTER HOMES, L.L.C.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STANDING ENTITY, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.

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K. HOVNANIAN’S FOUR SEASONS, LLC

K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.

KHIP, L.L.C.

LANDARAMA, INC.

M&M AT CHESTERFIELD, LLC

M&M AT CRESCENT COURT, L.L.C.

M&M AT WEST ORANGE, L.L.C.

M&M AT WHEATENA URBAN RENEWAL, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MMIP, L.L.C.

NEW LAND TITLE AGENCY, LLC

PADDOCKS, L.L.C.

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY, L.L.C.

SEABROOK ACCUMULATION CORPORATION

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WASHINGTON HOMES, INC.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.

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